UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2010

ESSEX PROPERTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

001-13106
(Commission File Number)

Maryland	77-0369576
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of Principal Executive Offices) (Zip Code)

(650) 494-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events

On May 18, 2010, the Board of Directors of Essex Property Trust, Inc. ("The Company") approved the partial redemption for cash by Essex Portfolio L.P. ("EPLP"), as to which the Company is the general partner, of limited partnership units in EPLP from the Company's Chairman and founder, Mr. George M. Marcus at $106.76 per unit representing a 2% discount from the closing price of Essex common stock on May 17, 2010.  EPLP will purchase 187,334 units from Mr. Marcus. Under the EPLP partnership agreement, limited partnership units are exchangeable on a one-for-one basis into shares of Essex common stock, or at the Company’s option, for cash. The Board of Directors took into consideration pertinent factors regarding the transaction and subsequently approved the redemption of units for $20,000,000.  This transaction reduces Mr. Marcus’ ownership from 1,063,056 limited partnership units in EPLP to 875,722 units and following the transaction Mr. Marcus will beneficially own 1,587,041 shares or share equivalents of the Company’s stock. The redemption was requested by the Chairman to achieve his estate planning objectives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2010

Essex Property Trust, Inc.
By: /s/ Michael T. Dance

Michael T. Dance
Executive Vice President & Chief Financial Officer